     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           MERRILL LYNCH & CO., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           DELAWARE                                                       13-2740599
                 (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER IDENTIFICATION NO.)
              OF INCORPORATION OR ORGANIZATION)

                            ------------------------

                             WORLD FINANCIAL CENTER
                                  NORTH TOWER
                         NEW YORK, NEW YORK 10281-1334
                                 (212) 449-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                           ROSEMARY T. BERKERY, ESQ.
                           ASSOCIATE GENERAL COUNSEL
                           MERRILL LYNCH & CO., INC.
                             WORLD FINANCIAL CENTER
                                  NORTH TOWER
                         NEW YORK, NEW YORK 10281-1334
                                 (212) 449-6990
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, IN CONNECTION WITH THE EXERCISE OF THE STOCK OPTIONS DESCRIBED HEREIN.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
               TITLE OF SECURITIES                      AMOUNT TO            OFFERING           AGGREGATE           AMOUNT OF
                 TO BE REGISTERED                     BE REGISTERED      PRICE PER SHARE      OFFERING PRICE     REGISTRATION FEE
Common Stock, par value
  $1.33 1/3 per share,
  (including Preferred Stock
  Purchase Rights) (1)............................      1,000,000           $61.875(2)        $61,875,000(2)        $21,337(2)

(1) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock; value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(2) Previously paid with Registration Statement No. 333-02275 on Form S-3. No additional shares are being registered hereby. Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement is filed solely to include an additional plan pursuant to which shares may be issued, and the Prospectus included herein is a combined Prospectus relating also to Registration No. 333-02275.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                1,000,000 SHARES

                           MERRILL LYNCH & CO., INC.

                                  COMMON STOCK
                               ------------------

    This Prospectus relates to up to 1,000,000 shares of Common Stock, par value $1.33 1/3 per share, including preferred stock purchase rights ("Common Stock"), of Merrill Lynch & Co., Inc. (the "Company"), which may be offered and sold to immediate family members of certain Participants in the Merrill Lynch & Co., Inc. Long-Term Incentive Compensation Plan ("LTICP") or the Merrill Lynch & Co., Inc. Long-Term Incentive Compensation Plan for Managers and Producers ("LTICPMP" and, together with LTICP, the "Plans"), pursuant to nonqualified stock options ("Stock Options") granted to such Participants under the Plans, some or all of which may be transferred by Participants to immediate family members in accordance with the Plans and the grant documents specifying the terms and conditions of such Stock Options. This prospectus also relates to the offer and sale of Common Stock pursuant to such Stock Options to the beneficiaries of such immediate family members, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                            ------------------------

            THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.

                            ------------------------

                 The date of this Prospectus is April   , 1997.

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            -----
Available Information..................................................................           2
Incorporation of Certain Documents by Reference........................................           2
Merrill Lynch & Co., Inc...............................................................           3
Use of Proceeds........................................................................           3
Description of Common Stock............................................................           3
Description of the Plans and the Stock Options.........................................           4
Federal Income Tax Consequences........................................................           8
Experts................................................................................           9
Legal Opinion..........................................................................           9

                             AVAILABLE INFORMATION

    The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K for the year ended December 27, 1996 and Current Reports on Form 8-K dated January 13, 1997, January 27, 1997, February 25, 1997, and March 14, 1997 filed pursuant to Section 13 of the Exchange Act, are incorporated by reference herein.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered hereunder shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. REQUESTS FOR SUCH COPIES MAY BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512 (TELEPHONE NUMBER: (212) 602-8435).

                           MERRILL LYNCH & CO., INC.

    Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), one of the largest securities firms in the world, is a leading broker in securities, options contracts and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange trading facilities and other related services.

    The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

                                USE OF PROCEEDS

    The Company intends to use the net proceeds from the sale of the Common Stock offered hereby for general corporate purposes.

                          DESCRIPTION OF COMMON STOCK

    The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value $1.33 1/3 per share, and 25,000,000 shares of preferred stock, par value $1.00 per share, issuable in series ("Preferred Stock"). The holders of shares of Common Stock are entitled to one vote for each share held and each share of Common Stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by the Board of Directors, and in the distribution of assets in the event of liquidation. The shares of Common Stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding shares of Common Stock are, and the shares offered hereby will be, duly and validly issued, fully paid and nonassessable. Each share is eligible to participate under the Rights Agreement referenced below and, to the extent specified therein, to purchase certain securities upon the occurrence of certain events specified in the Rights Agreement.

    The Board of Directors of the Company, without further action by stockholders, has the authority, to issue shares of Preferred Stock from time to time in one or more series and to fix the powers (including voting power), designations, preferences as to dividends and liquidation, and relative, participating, optional, or other special rights and the qualifications, limitations, or restrictions thereof. As of March 21, 1997, there were 17,000,000 Depositary Shares issued, each representing a one four-hundredth interest in a share of the Company's 9% Cumulative Preferred Stock, Series A (the "9% Preferred Stock"). The 9% Preferred Stock is a single series consisting of 42,500 shares with an aggregate liquidation preference of $425,000,000. As of March 21, 1997, there were 42,500 shares of 9% Preferred Stock outstanding. From time to time, MLPF&S may occasionally acquire a temporary position in the Depositary Shares. As of March 21, 1997, the Depositary Shares held by MLPF&S for the purpose of resale was not material. The 9% Preferred Stock has dividend and liquidation preference over the Common Stock and over the Series A Junior Preferred Stock issuable pursuant to a Rights Agreement dated as of December 16, 1987 between ML & Co. and The Chase Manhattan Bank (successor by merger to Manufacturers Hanover Trust Company).

                 DESCRIPTION OF THE PLANS AND THE STOCK OPTIONS

THE PLANS

    Copies of the Plans are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary of certain provisions of the Plans does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Plans, including the definitions therein of certain terms.

    The purposes of the Plans are to enhance the growth and profitability of the Company and its subsidiaries by providing the incentive of long-term rewards to key employees, to attract and retain employees of outstanding competence and ability, to encourage long-term stock ownership by employees, and to further align the interests of such employees with those of stockholders by providing them with the incentive of long-term rewards through an opportunity for capital accumulation in the form of a proprietary interest in the Company. The Plans are not pension, profit-sharing, or stock bonus plans designed to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or employee benefit plans subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (other than a one-time reporting requirement).

    LTICP was adopted by the Board of Directors of the Company on February 27, 1989 and was approved by the stockholders of the Company on April 28, 1989. On April 22, 1991, the stockholders of the Company approved an increase, to 40,000,000, in the number of shares authorized to be distributed under LTICP. On January 27, 1992, the Board of Directors of the Company amended LTICP to limit to 40,000,000 the total number of units payable in cash under LTICP. On October 11, 1993, the Board of Directors of the Company declared a two-for-one stock split, effected in the form of a 100% stock dividend, payable on November 24, 1993 to the holders of record of shares of Common Stock at the close of business on October 22, 1993. Therefore, total authorization pursuant to LTICP is 80,000,000 shares of Common Stock and 80,000,000 units payable in cash. As of December 27, 1996, 10,945,605 shares were available for distribution under LTICP (net of shares subject to issuance upon the exercise of outstanding Stock Options), and unexercised Stock Options to purchase 31,906,328 shares of Common Stock were outstanding under LTICP.

    LTICPMP was adopted by the Board of Directors of the Company on December 2, 1996. The total number of shares of Common Stock authorized pursuant to LTICPMP is 20,000,000. Shares of Common Stock distributed under LTICPMP must be treasury shares. As of December 27, 1996, 20,000,000 shares were available for distribution under LTICPMP.

    The Plans provide for grants of "Performance Shares," "Performance Units," "Restricted Shares," "Restricted Units," "Stock Options," "Stock Appreciation Rights," and "Other ML & Co. Securities" to eligible employees as the Management Development and Compensation Committee of the Board of Directors of the Company (the "Committee") may determine. The Committee determines, after receiving the recommendations of the management, the employees to whom grants will be made, when such grants will be made, the size of such grants, and other terms of grants.

    The Plans are administered by the Committee, which is constituted to meet the requirements of Rule 16b-3 promulgated under the Exchange Act. The Committee members serve at the pleasure of the Company's Board of Directors. They presently are Jill K. Conway, who chairs the Committee, Earle H. Harbison, Jr., Robert P. Luciano, John J. Phelan, Jr., and William L. Weiss, none of whom is employed by the Company. The Committee's address is c/o Corporate Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512. In addition to the powers mentioned above, the Committee has the power to interpret the Plans and to prescribe rules and regulations relating thereto. Copies of the Plans and additional information about the Plans and the administrators may be obtained from Linda Teufel, Executive Compensation, Merrill Lynch & Co., Inc., North Tower, World Financial Center, New York, New York 10281-1331 (telephone no.: (212) 449-7031).

    The Company's Board of Directors or the Committee may modify, amend, or terminate the Plans at any time, except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of the shares of Common Stock represented in person or by proxy at a meeting of stockholders will be required to increase the maximum number of shares of Common Stock available for distribution under LTICP (other than increases due to an adjustment in accordance with LTICP). No amendment, modification or termination shall adversely affect the rights of a Participant or Stock Option Transferee (as defined below) under a grant previously made to him or her without his or her consent.

THE STOCK OPTIONS

    GENERAL

    As stated above, the Plans provide for the grant of Nonqualified Stock Options to purchase shares of Common Stock. At the time of grant, the Committee establishes the exercise price (which may not be less than 50% of the Fair Market Value of the underlying Common Stock on the date of grant), the expiration date (which may not be more than 10 years from the date of grant), and the times and installments in which the Stock Options may be exercised.

    As of the date of this Prospectus, all Stock Options granted under the Plans have had expiration dates ten years from the date of grant with an exercise price equal to the Fair Market Value of the Common Stock on the date of grant. All such grants have provided that the Stock Options become exercisable in equal annual installments over the four- or five-year period following the date of grant.

    If any change shall occur in or affect shares of Common Stock or Stock Options on account of a merger, reorganization, stock dividend, stock split or similar changes, the Committee shall make adjustments in, among other things,
(i) the maximum number of shares of Common Stock available for distribution under the Plans; (ii) the number of shares reserved for outstanding Stock Option grants; and (iii) any other terms or provisions of outstanding grants, in order to preserve the full benefits of such grants.

    TRANSFERABILITY

    The Plans provide that Stock Options are generally not transferable by a Participant except by will or the laws of descent and distribution and are exercisable during the Participant's lifetime only by the Participant. Notwithstanding the foregoing, under certain circumstances, the Committee may grant (or sanction by amending an existing grant) Stock Options that may be transferred by the Participant during his or her lifetime to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family in order to permit Participants who receive transferable grants to make a gift of Stock Options to such persons for estate planning purposes. The term "immediate family" is defined for such purpose as children, stepchildren and grandchildren, including relationships arising from legal adoption.

    This Prospectus relates to up to 1,000,000 shares of Common Stock of the Company which may be offered and sold to immediate family members of Participants in the Plans pursuant to Stock Options that may be transferred to such immediate family members as described in the immediately preceding paragraph. This Prospectus also relates to the offer and sale of Common Stock pursuant to such Stock Options to the beneficiaries of such immediate family members, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons. As used herein, "Stock Option Transferee" refers to an immediate family member of a Plan Participant (or such person's beneficiary, estate or other legal representative), or a trust for the benefit of one or more immediate family members, that has received Stock Options in a valid transfer, and "Participant Transferor" refers to the Plan Participant who transferred Stock Options held by a particular Stock Option Transferee.

    Upon transfer to a Stock Option Transferee, a Stock Option continues to be governed by and subject to the terms and limitations of the relevant Plan and the relevant grant, and the Stock Option Transferee is entitled to the same rights as the Participant Transferor thereunder, as if no transfer had taken place. Accordingly, the rights of the Stock Option Transferee are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture. For information regarding the terms of a particular Stock Option grant, Stock Option Transferees may contact Linda Teufel, Executive Compensation, Merrill Lynch & Co., Inc., North Tower, World Financial Center, New York, New York 10281-1331 (telephone no.: (212) 449-7031).

    Once a Stock Option has been transferred to a Stock Option Transferee, it may not be subsequently transferred by the Stock Option Transferee except by will or the laws of descent and distribution. A Stock Option Transferee may designate in writing to the Company before his or her death one or more beneficiaries to receive, in the event of his or her death, any rights to which the Stock Option Transferee would be entitled under the relevant Plan. A Stock Option Transferee may also designate an alternate beneficiary to receive payments if the primary beneficiary predeceases the Stock Option Transferee. A beneficiary designation may be changed or revoked in writing by the Stock Option Transferee at any time. Changes in beneficiary designation should be sent (return receipt requested) to the attention of the Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512.

    EXERCISE OF STOCK OPTIONS BY STOCK OPTION TRANSFEREES

    A Stock Option may be exercised by a Stock Option Transferee at any time from the time first set by the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the Stock Option. Stock Options generally become exercisable in equal annual installments over the four- or five-year period following the date of grant. NOTWITHSTANDING THE FOREGOING, THE STOCK OPTION TRANSFEREE MAY NOT EXERCISE A STOCK OPTION DURING THE 12-MONTH PERIOD FOLLOWING A HARDSHIP WITHDRAWAL BY THE PARTICIPANT TRANSFEROR OF ELECTIVE 401(K) DEFERRALS AS DEFINED IN THE MERRILL LYNCH & CO., INC. 401(K) SAVINGS & INVESTMENT PLAN.

    The purchase price of the shares as to which Stock Options are exercised shall be paid to the Company at the time of exercise (i) in cash, (ii) by delivering freely transferable shares of Common Stock already owned by the Stock Option Transferee having a total Fair Market Value on the day prior to the date of exercise at least equal to the purchase price, (iii) a combination of cash and shares of Common Stock equal in value to the purchase price, or (iv) by such other means as the Committee may from time to time determine.

    Upon exercise of a Stock Option by a Stock Option Transferee, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor. The exercise will not be given effect and the Stock Option Transferee will not be able to sell the underlying shares until the Company receives confirmation that the Participant Transferor's withholding obligations, where applicable, have been satisfied. ACCORDINGLY, THE EXERCISE OF A STOCK OPTION BY A STOCK OPTION TRANSFEREE IS NOT ENTIRELY WITHIN HIS OR HER CONTROL.

    A Stock Option will be deemed exercised on the date the Merrill Lynch Corporate Secretary's office has received a copy of the Stock Option Exercise Form (by mail or facsimile transmission), completed in all respects and signed by the Stock Option Transferee (accompanied by a check and/or shares of Common Stock, where applicable). The Stock Option shares will generally be transferred to the Stock Option Transferee as of the day following the date that (i) the above conditions have been met, (ii) the funds and/ or shares of Common Stock paid by the Stock Option Transferee in satisfaction of the exercise price have been received by the Company free and clear of all restrictions, and (iii) the Company has received confirmation that the Participant Transferor's withholding obligations have been satisfied.

    Once the exercise is completed as described above, stock certificates for the appropriate number of shares will be delivered to the Stock Option Transferee or his or her estate or beneficiaries, or such shares shall be credited to an MLPF&S brokerage account or otherwise delivered in such manner as the person(s) entitled thereto may direct.

    EFFECT OF TERMINATION OF EMPLOYMENT

    Because Stock Options transferred to Stock Option Transferees continue to be governed by the terms of the relevant Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's employment status.

    If a Participant Transferor terminates employment with the Company for any reason other than death, all outstanding unexercised Stock Options granted to such Participant Transferor, including those held by a Stock Option Transferee, expire on the date of termination of employment, unless the Committee determines that an extended exercise period is warranted.

    Notwithstanding the foregoing, the Disability or Retirement (as such terms are defined in the Plans) of a Participant Transferor shall not constitute termination of employment for the purposes of the preceding paragraph, and accordingly shall not result in the early expiration of outstanding Stock Options, unless the Committee shall at any time determine that the Participant Transferor is engaging in or assisting any business that the Committee determines to be in competition with a business engaged in by the Company, in which case the Participant Transferor shall be deemed to have terminated employment.

    If a Participant Transferor dies, all unexercised and unexpired Stock Options granted to such Participant Transferor, including those held by a Stock Option Transferee, shall become immediately exercisable at any time and from time to time, but in no event after the expiration dates of such Stock Options.

    CHANGE IN CONTROL PROVISIONS

    The Plans provide that, in the event of a Change in Control of the Company (as defined below) and a subsequent termination of the Participant Transferor's employment without "Cause" or termination of employment by the Participant Transferor for "Good Reason" as such terms are defined in the Plans, including a change in responsibilities or a reduction in salary or benefits, payment will be made for all unexpired Stock Options granted to that Participant Transferor, including those held by a Stock Option Transferee, as if all conditions of exercisability had been met. Payment will consist of a cash amount equal to, for each underlying share of Common Stock, the excess of the Fair Market Value of Common Stock on the day the Participant Transferor's employment is terminated, or, if higher, the highest Fair Market Value during the 90-day period preceding the Change in Control, over the exercise price for the relevant Stock Option.

    A "Change in Control" of the Company means: (i) any change in control of a nature required to be reported under the Commission's proxy rules; (ii) the acquisition by any person of the beneficial ownership of securities representing 30 percent or more of the combined voting power of the Company's then outstanding voting securities; (iii) a change in the composition of the Board of Directors such that, within a period of 2 consecutive years, individuals who at the beginning of such 2-year period constituted the Board of Directors and any new directors elected or nominated by at least three-fourths of the directors who were either directors at the beginning of the 2-year period or were so elected or nominated, cease for any reason to constitute at least a majority of the Board of Directors; or (iv) the liquidation of all or substantially all of the assets of the Company. In addition, if the Company enters into an agreement, the consummation of which would result in a Change in Control, then a Change in Control shall be deemed to have occurred with respect to any Participant's termination without "Cause" or for "Good Reason" occurring after the execution of such agreement and, if such agreement expires or is terminated prior to consummation of the Change in Control, before such expiration or termination.

                        FEDERAL INCOME TAX CONSEQUENCES

    Prior to making a transfer of a Nonqualified Stock Option ("NSO"), a Participant should consult with his or her personal tax advisors concerning the possible Federal and state gift, estate, inheritance, and generation skipping tax consequences of such a transfer, as well as state and local income tax consequences which are not addressed herein. The discussion of Federal income tax consequences for the Participant and the Stock Option Transferee set forth below assumes that the transfer of an NSO during a Participant's lifetime is made by way of gift and no consideration is received therefor.

INCOME TAX CONSEQUENCES FOR PARTICIPANT TRANSFERORS

    The Company has been advised by its tax counsel that a Participant who transfers an NSO by way of gift to an immediate family member will not recognize income at the time of the transfer. Instead, the Participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares purchased (which will not necessarily be equal to the price at which such shares are sold, even if sold on the same day as exercise) over the exercise price at the time the Stock Option Transferee exercises the NSO. (Special rules may apply to Participants subject to potential liability under Section 16(b) of the Exchange Act, which may defer the recognition of compensation income.) Moreover, such income will be subject to payment and withholding of income and FICA taxes. Normally, Participants will have all withholding amounts deducted from a margin account maintained by the Participant with the Company's affiliate, MLPF&S; alternatively, Participants may satisfy the withholding obligation by writing a check to the Company or by another method permitted by the Company. Subject to certain limitations, the Company will generally be entitled to claim a Federal income tax deduction at such time and in the same amount that the Participant realizes ordinary income. In the event the Stock Option Transferee exercises the NSO after the death of the Participant, any such ordinary income will be recognized by the Stock Option Transferee.

INCOME TAX CONSEQUENCES FOR STOCK OPTION TRANSFEREES

    Tax counsel has also advised that a Stock Option Transferee will not recognize income at the time of the transfer of the NSO since a gift is specifically excluded from gross income. As described in the preceding paragraph, the Participant and not the Stock Option Transferee will recognize ordinary compensation income at the time the Stock Option Transferee exercises the NSO if the Participant is alive at the date the NSO is exercised. In the event that the Stock Option Transferee exercises the NSO after the death of the Participant, any such ordinary income will be recognized by the Stock Option Transferee. Such income will not be subject to withholding of income tax but will be subject to withholding of FICA tax unless such income is recognized after the calendar year of the Participant's death. A Stock Option Transferee who chooses to exercise an NSO in whole or in part by delivery of other Common Stock already owned by the Stock Option Transferee should consult with tax counsel concerning the tax consequences of such a transaction.

INCOME TAX CONSEQUENCES ON SUBSEQUENT SALE OF STOCK

    If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the Stock Option Transferee's tax basis for the shares will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the taxpayer) depending upon whether the stock has been held for more than one year after the exercise date. If the NSO is exercised by the Stock Option Transferee for cash while the Participant is alive, the tax basis for the shares in the hands of the Stock Option Transferee would be the exercise price for the NSO plus the amount of the income recognized by the Participant Transferor at the time of exercise. If the NSO is exercised for cash by the Stock Option Transferee after the Participant's death, the tax basis for the Shares would be the exercise price for the NSO plus the amount of income recognized upon exercise by the Stock Option Transferee.

Different basis rules will apply if the Stock Option Transferee delivered Common Stock in payment of all or a portion of the exercise price of the NSO.

                                    EXPERTS

    The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1996 Annual Report on Form 10-K, and incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 27, 1996 included in the 1996 Annual Report to Stockholders of the Company, and incorporated by reference herein, have been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

    With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Securities Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                                 LEGAL OPINION

    The legality of the shares of Common Stock offered hereby has been passed upon by Brown & Wood LLP, One World Trade Center, New York, New York 10048, counsel for the Company. In addition, Brown & Wood LLP has advised the Company concerning certain Federal income tax consequences related to Stock Options under the Plans and the transfer and exercise thereof.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.

Registration fee....................................................  $  21,337*
Fees and expenses of accountants....................................      3,000
Fees and expenses of counsel........................................      2,500
Blue Sky fees and expenses..........................................      7,500
Printing expenses...................................................      1,000
Miscellaneous.......................................................      1,000
                                                                      ---------
      Total.........................................................  $  36,337
                                                                      ---------
                                                                      ---------

*   Previously paid.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 16. EXHIBITS.

        4(a) Restated Certificate of Incorporation of the Company, as amended April 24, 1987
           (incorporated by reference to Exhibit 3(i) to the Company's Annual Report on Form
           10-K for the fiscal year ended December 25, 1992 ("1992 10-K") (File No. 1-7182)).

        4(b) Certificate of Amendment, dated April 29, 1993, of the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's Quarterly
           Report on Form 10-Q for the quarter ended March 26, 1993 (File No. 1-7182)).

        4(c) By-Laws of the Company, effective as of December 28, 1996 (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1996 ("1996 10-K") (File No. 1-7182)).

        4(d) Form of Rights Agreement, dated as of December 16, 1987, between the Company and The
           Chase Manhattan Bank (successor by merger to Manufacturers Hanover Trust Company)
           (incorporated by reference to Exhibit 3(iv) to the 1992 10-K).

        4(e) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's
           9% Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(iii)
           to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,
           1994 (File No. 1-7182)).

        4(f) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's
           Series A Junior Preferred Stock (incorporated by reference to Exhibit 3(f) to the
           Company's Registration Statement on Form S-3 (File No. 33-19975)).

       +5  Opinion of Brown & Wood LLP as to legality and tax matters.

      +23(a) Consent of Brown & Wood LLP (included as part of Exhibit 5).

      +23(b) Consent of Deloitte & Touche LLP.

       24  Power of Attorney (included on Page II-4).

       99(a) Merrill Lynch & Co., Inc. Long-Term Incentive Compensation Plan, as amended through
           October 21, 1996 (incorporated by reference to Exhibit 10(i) to the Company's
           Quarterly Report on Form 10-Q for the quarter ended September 27, 1996 (File No.
           1-7182)).

       99(b) Merrill Lynch & Co., Inc. Long-Term Incentive Compensation Plan for Managers and
           Producers (incorporated by reference to Exhibit 10(xxx) to the Company's 1996 10-K).

------------------------

+   Filed herewith.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 10th day of April, 1997.

                                MERRILL LYNCH & CO. , INC.

                                BY:             /S/ DANIEL P. TULLY
                                     -----------------------------------------
                                                  Daniel P. Tully
                                        (CHAIRMAN OF THE BOARD AND DIRECTOR)

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel P. Tully, David H. Komansky, Joseph T. Willett and Stephen L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to each Registration Statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 10TH DAY OF APRIL, 1997.

          SIGNATURE                        TITLE
------------------------------  ---------------------------

     /s/ DANIEL P. TULLY        Chairman of the Board and
------------------------------    Director
      (Daniel P. Tully)

    /s/ DAVID H. KOMANSKY       Chief Executive Officer,
------------------------------    President, Chief
     (David H. Komansky)          Operating Officer and
                                  Director

    /s/ JOSEPH T. WILLETT       Senior Vice President and
------------------------------    Chief Financial Officer
     (Joseph T. Willett)          (Principal Financial
                                  Officer)

  /s/ MICHAEL J. CASTELLANO     Senior Vice President and
------------------------------    Controller (Principal
   (Michael J. Castellano)        Accounting Officer)

 /s/ HERBERT M. ALLISON, JR.    Director
------------------------------
  (Herbert M. Allison, Jr.)

          SIGNATURE                        TITLE
------------------------------  ---------------------------

    /s/ WILLIAM O. BOURKE       Director
------------------------------
     (William O. Bourke)

       /s/ W. H. CLARK          Director
------------------------------
        (W. H. Clark)

      /s/ JILL K. CONWAY        Director
------------------------------
       (Jill K. Conway)

   /s/ STEPHEN L. HAMMERMAN     Director
------------------------------
    (Stephen L. Hammerman)

  /s/ EARLE H. HARBISON, JR.    Director
------------------------------
   (Earle H. Harbison, Jr.)

     /s/ GEORGE B. HARVEY       Director
------------------------------
      (George B. Harvey)

    /s/ WILLIAM R. HOOVER       Director
------------------------------
     (William R. Hoover)

    /s/ ROBERT P. LUCIANO       Director
------------------------------
     (Robert P. Luciano)

   /s/ DAVID K. NEWBIGGING      Director
------------------------------
    (David K. Newbigging)

     /s/ AULANA L. PETERS       Director
------------------------------
      (Aulana L. Peters)

   /s/ JOHN J. PHELAN, JR.      Director
------------------------------
    (John J. Phelan, Jr.)

     /s/ JOHN L. STEFFENS       Director
------------------------------
      (John L. Steffens)

     /s/ WILLIAM L. WEISS       Director
------------------------------
      (William L. Weiss)


                                 EXHIBIT INDEX

EXHIBIT NO.                                            DESCRIPTION                                                PAGE
-----------  ------------------------------------------------------------------------------------------------     -----

     4(a)    Restated Certificate of Incorporation of the Company, as amended April 24, 1987 (incorporated by reference to Exhibit 3(i) to the Company's Annual Report on Form 10-K for the fiscal year ended
             December 25, 1992 ("1992 10-K") (File No. 1-7182)).

     4(b)    Certificate of Amendment, dated April 29, 1993, of the Certificate of Incorporation of the
             Company (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form
             10-Q for the quarter ended March 26, 1993 (File No. 1-7182)).

     4(c)    By-Laws of the Company, effective as of December 28, 1996 (incorporated by reference to Exhibit
             3(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1996
             ("1996 10-K") (File No. 1-7182)).

     4(d)    Form of Rights Agreement, dated as of December 16, 1987, between the Company and The Chase
             Manhattan Bank (successor by merger to Manufacturers Hanover Trust Company) (incorporated by reference to Exhibit 3(iv) to the 1992 10-K).

     4(e)    Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's 9% Cumulative Preferred
             Stock, Series A (incorporated by reference to Exhibit 4(iii) to the Company's Quarterly Report
             on Form 10-Q for the quarter ended September 30, 1994 (File No. 1-7182)).

     4(f)    Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Series A Junior Preferred
             Stock (incorporated by reference to Exhibit 3(f) to the Company's Registration Statement on Form
             S-3 (File No. 33-19975)).

    +5       Opinion of Brown & Wood LLP as to legality and tax matters.

   +23(a)    Consent of Brown & Wood LLP (included as part of Exhibit 5).

   +23(b)    Consent of Deloitte & Touche LLP.

    24       Power of Attorney (included on Page II-4).

    99(a)    Merrill Lynch & Co., Inc. Long-Term Incentive Compensation Plan, as amended through October 21,
             1996 (incorporated by reference to Exhibit 10(i) to the Company's Quarterly Report on Form 10-Q
             for the quarter ended September 27, 1996 (File No. 1-7182)).

    99(b)    Merrill Lynch & Co., Inc. Long-Term Incentive Compensation Plan for Managers and Producers
             (incorporated by reference to Exhibit 10(xxx) to the Company's 1996 10-K).

------------------------

+   Filed herewith.